EXHIBIT 5.1

                  OPINION AND CONSENT OF GREENBERG TRAURIG LLP

June 17, 2005

Board of Directors
Asia Payment Systems, Inc.
800 5th Avenue
Suite 4100
Seattle, WA 98104

Re: Asia Payment Systems, Inc., Registration Statement on Form S-8 to be Filed with the Securities and Exchange Commission on or about June 17, 2005

Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), for offer and sale of up to 5,000,000 shares of common stock (the "Securities") of Asia Payment Systems, Inc., a Nevada corporation (the "Registrant") reserved for issuance under the Asia Payment Systems, Inc. 2005 Stock Award Plan (the "Plan") as described in the Registration Statement. All of such shares are collectively referred to herein as the "Shares."

We have acted as counsel for the Registrant in connection with the Registration Statement. For purposes of this opinion, we have assumed, without independent verification or investigation, that each instrument has been duly and validly authorized, executed, and delivered by each of the parties thereto, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the authentic originals of all documents submitted to us as copies. In rendering the opinions included herein, we have relied upon the factual representations and warranties made by the Registrant.

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-B.

For purposes of this opinion, we have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

Based upon the foregoing and all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that, subject to the effectiveness of the Registration Statement filed with the SEC, when issued and sold in the manner referred to in the Plans and the Registration Statement and pursuant to the agreements which accompany each of the Plans, the Shares issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

We express no opinion as to any jurisdiction other than federal securities laws and Chapter 78 of the Nevada Revised Statutes (including, to the extent applicable, Nevada statutory and constitutional provisions and reported case law).


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The opinions contained in this opinion letter merely constitute expressions of my reasoned professional judgment regarding the matters of law addressed herein and neither are intended nor should they be construed as a prediction or guarantee that any court or other public or governmental authority will reach any particular result or conclusion as to the matters of law addressed herein.

Board of Directors
June 17, 2005
Page 2

The opinions expressed herein are written as of and relate solely to the date hereof and are rendered exclusively for the benefit of the Company and its stockholders in connection with the Registration. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

We hereby consent to use this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the SEC thereunder.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Sincerely,

/s/ GREENBERG TRAURIG

Greenberg Traurig, LLP